SCHEDULE 14A
                           SCHEDULE 14A INFORMATION
               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                    THE SECURITIES EXCHANGE ACT OF 1934
                          ----------------------


Filed by the Registrant [x]

Filed by a Party other than the Registrant [x]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Definitive Proxy Statement

[X ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                          ----------------------

                         BURLINGTON NORTHERN INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         BURLINGTON NORTHERN INC.
                (NAME OF PERSON(S) FILING PROXY STATEMENT)

                          ----------------------

Payment of Filing Fee (Check the appropriate box): (/1/)

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
     6(i)(3).

[x] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)   Title of each class of securities to which transaction applies:
          Santa Fe Pacific Corporation common stock, par value $1.00 per share.

    (2)   Aggregate number of securities to which transactions applies:
          187,049,738 shares of Santa Fe Pacific Corporation common stock.

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: $49 1/2 (/2/)

    (4)   Proposed maximum aggregate value of transaction: $3,148,047,091
          (/2/)

  (/1/) The filing fee previously was paid with the initial filing of the preliminary proxy materials on August 8, 1994 and with the filing of two Registration Statements on Form S-4 on October 12, 1994 (Reg. No. 33-56007) and October 27, 1994 (Reg. No. 33-56183),
          respectively.

  (/2/) For purposes of calculating the filing fee only. Upon consummation of the Merger, each outstanding share of Santa Fe Pacific Corporation common stock, par value $1.00 per share, will be converted into the right to receive 0.34 shares of Burlington Northern Inc. common stock, no par value. The proposed maximum aggregate value of the transaction described in the preliminary proxy materials is $3,148,047,091 (calculated based on the number of shares of Santa Fe Pacific Corporation common stock outstanding as of October 19, 1994, the average of the high and low reported prices of Burlington Northern Inc. common stock on October 21, 1994 and the exchange ratio of 0.34). The filing fee is one-fiftieth of that amount.

[x] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)    Amount Previously Paid:...................$1,145,590

    (2)    Form, Schedule or Registration
           Statement No.:............................Preliminary Proxy
                                                     Statement
                                                     Registration Statement
                                                     on Form S-4
                                                     (Reg. No. 33-56007)
                                                     Registration Statement
                                                     on Form S-4, as amended
                                                     (Reg. No. 33-56183)
                                  ...................Registration Statement
                                                     on Form S-4
    (3)    Filing Party:          ...................Burlington Northern
                                                     Inc./Santa Fe
                                                     Pacific Corporation
                                  ...................Burlington Northern
                                                     Inc./Santa Fe
                                                     Pacific Corporation
                                  ...................Burlington Northern
                                                     Inc./Santa Fe
                                  ...................Burlington Northern
                                                     Inc./Santa Fe
                                                     Pacific Corporation
    (4)      Date filed:          ...................August 8, 1994
                                  ...................October 12, 1994
                                  ...................October 27,1994
                                  ...................November 2, 1994
                                  ...................November 2, 1994


                              [PRESS RELEASE]

                     [BURLINGTON NORTHERN INC. LOGO] NEWS



Contact:       Richard A. Russack                        For Immediate Release
               (817) 333-6116



             Burlington Northern Reaffirms Benefits, Approvability
                 of Santa Fe Merger in Letter to Shareholders


         FORT WORTH, Texas, November 2, 1994 -- Burlington Northern Inc. (BN) Chairman and CEO Gerald Grinstein today, in a letter mailed to the company's shareholders, reaffirmed the benefits of a BN-Santa Fe Pacific Corporation (Santa Fe) merger for shippers, employees, shareholders and the public.

         "The Burlington Northern/Santa Fe rail merger continues to be the right rail merger at the right time for the stockholders, employees and customers of both companies," Grinstein said. "(It) is expected to generate increased earnings per share for the stockholders of both companies beginning with the first year after closing and growing substantially in subsequent years."

         The letter follows full-page advertisements in The Wall Street Journal, The New York Times, The Washington Post, The Dallas Morning news, Los Angeles Times, Fort Worth Star-Telegram and Chicago Tribune today, in which a number of analysts, shippers and former Interstate Commerce Commission (ICC) officials praise a BN-Santa Fe combination and challenge the regulatory "approvability" of Union Pacific's hostile merger proposal.

         "The Burlington Northern/Santa Fe merger is the only serious deal on the table," said Grinstein in the letter. "The UP bid is recognized by analysts and transportation experts alike as lacking credibility. Most predict that ICC approval of any UP transaction is highly dubious and, in any case, would require very substantial and extremely costly concessions to other railroads, undermining any potential value for UP and Santa Fe stockholders."

         Grinstein went on to say that BN and Santa Fe have signed "a definitive merger agreement which we believe should be supported by Santa Fe stockholders" and that BN's proposal is "a responsible and realistic proposal which represents Burlington Northern's best and final bid." Santa Fe stockholders now must choose between BN's real and fair offer, approvable by the ICC, and UP's bid that is not legally binding and fraught with regulatory issues.

         Grinstein added: "The BN-Santa Fe merger is an end-to-end merger with virtually no route overlap which will increase competition, increase access to markets...and provides a new Western region alternative to Union Pacific's long-time dominance of routes from the Midwest to the Southwest and on to California."

         The proposed new railroad, The Burlington Northern and Santa Fe Railway Company, is expected to generate more than $300 million in new annual revenue by the end of the third year following approval by the ICC, which is projected for April 1996. This additional revenue, combined with anticipated savings from operation and administrative efficiencies, is expected to add a total of $560 million per year in annual operating income by the third year after the merger and to produce an operating ratio below 80 percent.

         The BN-Santa Fe merger agreement, approved by the Boards of Directors of both companies, provides an exchange ratio of 0.34 shares of BN stock for each Santa Fe share. Shareholders of both companies will meet separately on November 18 to vote on the merger proposal.

                                     # # #